SUB-ITEM 77Q1(a)

(i) Articles of Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO International Funds, Inc. dated June 2, 2000, filed with Post-Effective Amendment No. 13 to INVESCO International Funds, Inc. Registration Statement on October 12, 2000 and incorporated herein by reference.

(ii) Articles Supplementary to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO International Funds, Inc. dated December 1, 2000, filed with Post-Effective Amendment No. 14 to INVESCO International Funds, Inc. Registration Statement on December 11, 2000 and incorporated herein by reference.

(iii) Articles of Amendment to the Articles of Amendment and Restatement of Articles of Incorporation of INVESCO International Funds Inc. dated December 1, 2000, filed with Post-Effective Amendment No. 14 to INVESCO International Funds, Inc.'s Registration Statement on December 11, 2000 and incorporated herein by reference.